SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  September 4, 1997

                    BALCOR/COLONIAL STORAGE INCOME FUND-85
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                           Exact Name of Registrant


Illinois                                0-14340
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3338930
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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(a)  Pursuant to an agreement fully executed on September 4, 1997, as amended by amendment dated September 17, 1997, the Registrant has agreed to sell to Value Storage, Ltd., a Texas limited partnership (the "Purchaser") all of the assets of the Registrant, consisting of 69 mini-warehouse facilities (the "Facilities"). The purchase price (the "Purchase Price") for the Facilities is $59,750,000 (less a $255,000 credit relating to certain title issues), plus or minus commissions, prorations and other credits, if any. The Purchase Price will be paid by the Purchaser at the closing, which is currently scheduled to occur seven business days after the date all conditions precedent to consummation of the transaction have been satisfied or waived (the "Closing"). The Purchase Price includes a sales commission of $750,000 that will be paid to the Purchaser or an affiliate of the Purchaser at the Closing. The Purchase Price was the result of arm's-length negotiations between the Registrant and the Purchaser.

As previously reported, the Registrant also entered into an Agreement dated as of June 16, 1997, as amended August 1997, to sell the Facilities to Acquiport/Amsdell I Limited Partnership, a Delaware limited partnership ("Amsdell") for a purchase price of $56 million plus or minus prorations and credits, if any. On September 18, 1997, Registrant terminated the Amsdell contract in accordance with the terms thereof.

The sale of the Facilities to Purchaser is subject to the satisfaction of certain terms and conditions, including the receipt of appropriate closing documentation and the non-occurrence of certain events which could give rise to termination of the sale of the Facilities prior to the Closing. Consummation of the transaction is also subject to approval by the holders of a majority of the outstanding limited partnership interests of the Registrant. There can be no assurance that all terms and conditions will be satisfied or that the necessary approval will be obtained and, therefore, it is possible that the Registrant will not sell the Facilities.

As soon as practicable after the Closing, the General Partners intend to liquidate and dissolve the Registrant and distribute the net proceeds from the sale of the Facilities in the manner set forth in the Registrant's Amended and Restated Agreement and Certificate of Limited Partnership.

It is contemplated that if the sale of the Facilities to Purchaser is consummated, an affiliate of one of the General Partners may be retained by Purchaser to render property management services to the Facilities. There presently exists no other material relationship between the Registrant and the Purchaser, or between any affiliates of such entities.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (i) Agreement of Sale by and between Value Storage, Ltd., and Balcor/Colonial Storage Income Fund-85, dated as of September 4, 1997.

               (ii) First Amendment to Agreement of Sale by and between Value
                    Storage, Ltd., and Balcor/Colonial Storage Income Fund-85, dated as of September 17, 1997.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signatures
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR/COLONIAL STORAGE INCOME FUND-85

                    By: Balcor Storage Partners-85, an Illinois general partnership, a General Partner

                         By:  The Balcor Company, a Delaware corporation

                         Its: General Partner

                              By:   /s/ Jerry M. Ogle
                                   ------------------------------------
                              Its:      Managing Director, General
                                        Counsel and Secretary

                    By: Colonial Storage 85, Inc., a Texas corporation, a General Partner

                         By:   /s/ James R. Pruett
                              -----------------------------------
                         Its:      President


Dated:  September 19, 1997
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